Exhibit 99.1

CREATIVE COMPUTER APPLICATIONS, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of Creative Computer Applications, Inc., a California corporation, hereby appoints STEVEN M. BESBECK and JAMES R. HELMS, or either of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the Creative Computer Applications, Inc. Common Shares held of record on October 3, 2005, by the undersigned at the Annual Meeting of Shareholders to be held on November 21, 2005 or any adjournment or postponement thereof as follows on the reverse side of this proxy card:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

CREATIVE COMPUTER APPLICATIONS, INC.

November 21, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
5. Election of Directors:			1.

To approve the Agreement and Plan of Reorganization (the “merger agreement”), dated as of August 16, 2005, by and among StorCOMM, Inc. (“StorCOMM”), Creative Computer Applications, Inc, (“CCA”) and Xymed.com, Inc., a Delaware corporation and wholly owned subsidiary of CCA, and the issuance and reservation for issuance of shares of CCA common stock to StorCOMM shareholders pursuant to the merger agreement.

					☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	Steven M. Besbeck
Lawrence S. Schmid
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Robert S. Fogerson, Jr.
Norman R. Cohen
Bradford G. Peters
☐	FOR ALL EXCEPT (See instructions below)	C. Ian Sym-Smith	2.

To approve the issuance and reservation for issuance of up to 1,500,000 shares of CCA common stock and warrants to purchase up to 300,000 shares of CCA common stock in a private placement pursuant to the Common Stock and Warrant Purchase Agreement, dated August 18, 2005.

					☐	☐	☐

			3.	To approve the amendment to the Articles of Incorporation to change the name of the Company from Creative Computer Applications, Inc. to Aspyra, Inc.	☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

			4.	To approve the 2005 Equity Incentive Plan.	☐	☐	☐

			6.	To ratify the appointment of BDO Seidman, LLP as CCA’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005	☐	☐	☐

			7.	To adjourn the annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the proposals.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	In addition, the shareholders may transact any other business that properly may come before the annual meeting or any continuation, adjournment or postponement thereof
.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.